Exhibit 99.1

P. O. Box 1980
Winchester, VA 22604-8090

Contact:	Bradley Kosler VP Finance 540-665-9100

AMERICAN WOODMARK CORPORATION ANNOUNCES FIRST QUARTER RESULTS

Fiscal First Quarter 2026 Financial Highlights:

•Net sales decreased 12.2% year-over-year to $403.0 million
•Net income decreased 50.7% year-over-year to $14.6 million; 3.6% of net sales
•GAAP EPS of $1.00; adjusted EPS of $1.01
•Adjusted EBITDA decreased 32.8% year-over-year to $42.2 million; 10.5% of net sales
•Cash provided by operating activities of $33.1 million; free cash flow of $24.9 million
•Repurchased 209,757 shares for $12.4 million

WINCHESTER, Virginia (August 26, 2025) -- American Woodmark Corporation (NASDAQ: AMWD) (“American Woodmark,” “the Company,” “we,” “our,” or “us”) today announced results for its first fiscal quarter ended July 31, 2025.

“The new construction and remodel market continued to be weaker than expected for the first quarter of fiscal year 2026. Our teams are executing well despite the lower volumes and delivered Adjusted EBITDA margins of 10.5% for the first fiscal quarter,” said Scott Culbreth, President and CEO. “Demand trends are expected to remain challenging in both markets, but I am confident in our team’s ability to navigate the current macroeconomic environment.”

First Quarter Results

Net sales for the first quarter of fiscal 2026 decreased $56.1 million, or 12.2%, to $403.0 million compared with the same quarter last fiscal year. Net income was $14.6 million ($1.00 per diluted share and 3.6% of net sales) compared with $29.6 million ($1.89 per diluted share and 6.5% of net sales) last fiscal year. This was due to lower net sales combined with an unfavorable mix shift towards value-based offerings, increased product input costs, including tariffs, pre-tax post-implementation ERP support costs of $2.0 million for our west coast site that went live in early May, pre-tax merger related expenses of $2.8 million, increased pre-tax interest expense of $1.8 million over prior year, and pre-tax restructuring charges, net totaling $0.8 million. These increased costs were partially offset by a favorable mark-to-market adjustment on our foreign exchange forward contracts of $8.9 million over prior year, and controlled discretionary spending. Adjusted EPS per diluted share was $1.01 for the first quarter of fiscal 2026 compared with $2.141 last fiscal year. Adjusted EBITDA for the first quarter of fiscal 2026 decreased $20.7 million, or 32.8%, to $42.2 million, or 10.5% of net sales, compared with $62.9 million, or 13.7% of net sales, last fiscal year.

In light of our proposed merger with MasterBrand, Inc., previously announced on August 6, 2025, we will not be holding a conference call to discuss our first quarter of fiscal 2026 results and we will not be providing or updating previously issued financial guidance.

Balance Sheet & Cash Flow

As of July 31, 2025, the Company had $54.9 million in cash plus access to $315.2 million of additional availability under its revolving credit facility. Also, as of July 31, 2025, the Company had $196.3 million in term loan debt and $173.4 million drawn on its revolving credit facility and net leverage was 1.69.

Cash provided by operating activities for the first quarter of fiscal 2025 was $33.1 million and free cash flow totaled $24.9 million. The Company repurchased 209,757 shares, or approximately 1.4% of shares outstanding, for $12.4 million during the first quarter of fiscal 2026.

1During the second quarter of fiscal 2025, the Company changed its definition of Adjusted EPS per diluted share to exclude the change in fair value of foreign exchange forward contracts to be consistent with its definition of Adjusted EBITDA. Prior period amounts have been adjusted to conform to current period presentation.

AMWD Announces First Quarter Results

August 26, 2025

About American Woodmark

American Woodmark celebrates the creativity in all of us. With over 7,800 employees and more than a dozen brands, we’re one of the nation’s largest cabinet manufacturers. From inspiration to installation, we help people find their unique style and turn their home into a space for self-expression. By partnering with major home centers, builders, and independent dealers and distributors, we spark the imagination of homeowners and designers and bring their vision to life. Across our service and distribution centers, our corporate office, and manufacturing facilities, you’ll always find the same commitment to customer satisfaction, integrity, teamwork, and excellence. Visit americanwoodmark.com to learn more and start building something distinctly your own.

Use of Non-GAAP Financial Measures

We have presented certain financial measures in this press release which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are provided below following the financial highlights under the heading "Non-GAAP Financial Measures."

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors that may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

AMWD Announces First Quarter Results

August 26, 2025

AMERICAN WOODMARK CORPORATION

Unaudited Financial Highlights

(in thousands, except share data)

Operating Results

	Three Months Ended
	July 31,
	2025	2024

Net sales	$403,046	$459,128
Cost of sales & distribution	335,556	366,262
Gross profit	67,490	92,866
Sales & marketing expense	23,563	24,337
General & administrative expense	22,913	21,502
Restructuring charges, net	822	—
Operating income	20,192	47,027
Interest expense, net	4,136	2,290
Other (income) expense, net	(3,619)	5,240
Income tax expense	5,080	9,864
Net income	$14,595	$29,633

Earnings Per Share:
Weighted average shares outstanding - diluted	14,569,734	15,673,570

Net income per diluted share	$1.00	$1.89

AMWD Announces First Quarter Results

August 26, 2025

Condensed Consolidated Balance Sheet
(Unaudited)
	July 31,	April 30,
	2025	2025

Cash & cash equivalents	$54,914	$48,195
Customer receivables, net	109,957	111,171
Inventories	181,739	178,111
Income taxes receivable	2,567	2,567
Prepaid expenses and other	27,088	24,409
Total current assets	376,265	364,453
Property, plant and equipment, net	242,882	244,989
Operating lease right-of-use assets	124,606	128,907
Goodwill, net	767,612	767,612
Other long-term assets, net	59,438	64,608
Total assets	$1,570,803	$1,570,569

Current maturities of long-term debt	$7,543	$7,659
Short-term lease liability - operating	34,070	33,598
Accounts payable & accrued expenses	142,853	141,685
Total current liabilities	184,466	182,942
Long-term debt, less current maturities	364,789	365,825
Deferred income taxes	1,081	—
Long-term lease liability - operating	97,860	102,846
Other long-term liabilities	2,308	2,958
Total liabilities	650,504	654,571
Stockholders' equity	920,299	915,998
Total liabilities & stockholders' equity	$1,570,803	$1,570,569

Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Three Months Ended
	July 31,
	2025	2024

Net cash provided by operating activities	$33,078	$40,811
Net cash used by investing activities	(8,124)	(11,394)
Net cash used by financing activities	(18,235)	(27,550)
Net increase in cash and cash equivalents	6,719	1,867
Cash and cash equivalents, beginning of period	48,195	87,398

Cash and cash equivalents, end of period	$54,914	$89,265

AMWD Announces First Quarter Results

August 26, 2025

Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures described below.

Management believes all of these non-GAAP financial measures provide an additional means of analyzing the current period's results against the corresponding prior period's results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

We use EBITDA, Adjusted EBITDA and Adjusted EBITDA margin in evaluating the performance of our business, and we use each in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance. Additionally, Adjusted EBITDA is a key measurement used in our Term Loans to determine interest rates and financial covenant compliance.

We define EBITDA as net income adjusted to exclude (1) income tax expense, (2) interest expense, net, and (3) depreciation and amortization expense. We define Adjusted EBITDA as EBITDA adjusted to exclude (1) expenses related to the currently proposed merger with MasterBrand, (2) restructuring charges, net, (3) net gain/loss on debt modification, (4) stock-based compensation expense, (5) gain/loss on asset disposals, and (6) change in fair value of foreign exchange forward contracts. We believe Adjusted EBITDA, when presented in conjunction with comparable GAAP measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales.

Adjusted EPS per diluted share

We use Adjusted EPS per diluted share in evaluating the performance of our business and profitability. Management believes that this measure provides useful information to investors by offering additional ways of viewing the Company's results by providing an indication of performance and profitability excluding the impact of unusual and/or non-cash items. We define Adjusted EPS per diluted share as diluted earnings per share excluding the per share impact of (1) expenses related to the currently proposed merger with MasterBrand, (2) restructuring charges, net, (3) net gain/loss on debt modification, (4) change in fair value of foreign exchange forward contracts, and (5) the tax benefit of items (1) - (4). Management has determined that excluding change in fair value of foreign exchange forward contracts from our definition of Adjusted EPS per diluted share will better help it evaluate the performance of our business and profitability.

During the second quarter of fiscal 2025, the Company changed its definition of Adjusted EPS per diluted share to exclude the change in fair value of foreign exchange forward contracts to be consistent with its definition of Adjusted EBITDA.

Free cash flow

To better understand trends in our business, we believe that it is helpful to subtract amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays from cash from continuing operations which is how we define free cash flow. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It also provides a measure of our ability to repay our debt obligations.

Net leverage

Net leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

AMWD Announces First Quarter Results

August 26, 2025

We define net leverage as net debt (total debt less cash and cash equivalents) divided by the trailing 12 months Adjusted EBITDA.

A reconciliation of these non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables:

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

	Three Months Ended
	July 31,
(in thousands)	2025	2024

Net income (GAAP)	$14,595	$29,633
Add back:
Income tax expense	5,080	9,864
Interest expense, net	4,136	2,290
Depreciation and amortization expense	15,804	12,802
EBITDA (Non-GAAP)	$39,615	$54,589
Add back:
Merger related expenses (1)	2,801	—
Restructuring charges, net (2)	822	—
Change in fair value of foreign exchange forward contracts (3)	(3,556)	5,309
Stock-based compensation expense	2,260	2,941
Loss on asset disposal	294	58
Adjusted EBITDA (Non-GAAP)	$42,236	$62,897

Net Sales	$403,046	$459,128
Net income margin (GAAP)	3.6%	6.5%
Adjusted EBITDA margin (Non-GAAP)	10.5%	13.7%

(1) Merger related expenses are comprised of expenses related to the currently proposed merger with MasterBrand.
(2) Restructuring charges, net are comprised of expenses incurred related to the reduction in force implemented in the first quarter of fiscal 2026 in Mexico, and the closure of the manufacturing facility located in Orange, Virginia, which was announced in January 2025.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other (income) expense, net in the operating results.

AMWD Announces First Quarter Results

August 26, 2025

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended
	July 31,
(in thousands, except share data)	2025	2024

Net income (GAAP)	$14,595	$29,633
Add back:
Merger related expenses	2,801	—
Restructuring charges, net	822	—
Change in fair value of foreign exchange forward contracts (1)	(3,556)	5,309
Tax benefit of add backs	(17)	(1,364)
Adjusted net income (Non-GAAP)	$14,645	$33,578

Weighted average diluted shares (GAAP)	14,569,734	15,673,570

EPS per diluted share (GAAP)	$1.00	$1.89
Adjusted EPS per diluted share (Non-GAAP)	$1.01	$2.14

(1) Change in fair value of foreign exchange forward contracts was excluded from Adjusted EPS per diluted share beginning in the second quarter of fiscal 2025 to be consistent with the Company's definition of Adjusted EBITDA. Prior period amounts have been adjusted to conform to current period presentation.

Free Cash Flow

	Three Months Ended
	July 31,
	2025	2024

Net cash provided by operating activities	$33,078	$40,811
Less: Capital expenditures (1)	8,136	11,399
Free cash flow	$24,942	$29,412

(1) Capital expenditures consist of cash payments for property, plant and equipment and cash payments for investments in displays.

AMWD Announces First Quarter Results

August 26, 2025

Net Leverage

Twelve Months Ended
July 31,
(in thousands)	2025

Net income (GAAP)	$84,418
Add back:
Income tax expense	22,298
Interest expense, net	12,186
Depreciation and amortization expense	58,167
EBITDA (Non-GAAP)	$177,069
Add back:
Merger related expenses (1)	2,801
Restructuring charges, net (2)	5,431
Net gain on debt modification	(10)
Change in fair value of foreign exchange forward contracts (3)	(5,330)
Stock-based compensation expense	7,309
Loss on asset disposal	698
Adjusted EBITDA (Non-GAAP)	$187,968

As of
July 31,
2025
Current maturities of long-term debt	$7,543
Long-term debt, less current maturities	364,789
Total debt	372,332
Less: cash and cash equivalents	(54,914)
Net debt	$317,418

Net leverage (4)	1.69

(1) Merger related expenses are comprised of expenses related to the currently proposed merger with MasterBrand.
(2) Restructuring charges, net are comprised of expenses incurred related to the reduction in force implemented in the first quarter of fiscal 2026 in Mexico, the closure of the manufacturing facility located in Orange, Virginia, which was announced in January 2025, and the reduction in force implemented in the second quarter of fiscal 2025.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other (income) expense, net in the operating results.
(4) Net debt divided by Adjusted EBITDA for the twelve months ended July 31, 2025.

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